AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2009

REGISTRATION NO. 333-131736

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO.  3
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

COMMONWEALTH INCOME & GROWTH FUND VI
(Exact name of registrant as specified in governing instruments)

PENNSYLVANIA	7394	20-4115433
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

Brandywine Office Park, 2 Christy Drive, Suite 200,
Chadds Ford, Pennsylvania 19317
(800) 249-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KIMBERLY A. SPRINGSTEEN-ABBOTT, CHIEF EXECUTIVE OFFICER
Commonwealth Capital Securities Corp.
400 Cleveland Street, 7th Floor
Clearwater, FL  33755
(800) 249-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard G. Devlin, Esq.
Commonwealth Capital Corp.
2 Christy Drive, Suite 200
Chadds Ford, PA 19317
_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF CERTAIN SECURITIES

In accordance with the undertakings given by the Registrant in the Registration Statement on Form S-1 filed on February 10, 2006 (Registration No. 333-131736), which became effective on March 6, 2007, the Registrant files this amendment to deregister 688,438.91988 units of its limited partnership interests that remain unsold pursuant to the Registrant’s primary offering under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chadds Ford, Commonwealth of Pennsylvania, on March 30, 2009.

COMMONWEALTH INCOME & GROWTH FUND VI, LP,
a Pennsylvania Limited Partnership

By: COMMONWEALTH INCOME & GROWTH FUND, INC., General Partner

By: /s/ Kimberly A. Springsteen-Abbott
Kimberly A. Springsteen-Abbott,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kimberly A. Springsteen-Abbott Kimberly A. Springsteen-Abbott	Chairman of the Board and CEO of Commonwealth Income & Growth Fund, Inc. (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 30, 2009

/s/ Henry J. Abbott Henry J. Abbott	Director and President of Commonwealth Income & Growth Fund, Inc.	March 30, 2009